Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Athenex, Inc.

Buffalo, New York

We consent to the inclusion in this Registration Statement (No. 333-217928) on Form S-1 of Athenex, Inc. of our report dated December 13, 2016, relating to the combined financial statements of Polymed Therapeutics, Inc (Polymed). and Chongqing Taihao Pharmaceutical Co. Ltd. (Taihao) as of and for the years ended December 31, 2014 and 2013, appearing in the Registration Statement (No. 333-217928) on Form S-1 filed by Athenex, Inc. on May 18, 2017.

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

May 18, 2017